    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999

                                                   REGISTRATION NO. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                              POWERCERV CORPORATION
             (Exact name of registrant as specified in its charter)

                        FLORIDA                                                        59-3350778
             (State or other jurisdiction                                 (I.R.S. Employer Identification No.)
           of incorporation or organization)

  400 NORTH ASHLEY DRIVE, SUITE 2700, TAMPA, FLORIDA                                      33602
        (Address of Principal Executive Office)                                        (Zip Code)

                             STOCK OPTION AGREEMENTS
                            (Full title of the plan)

                               -------------------

                                MARC J. FRATELLO
                             CHIEF EXECUTIVE OFFICER
                              POWERCERV CORPORATION
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2700
                              TAMPA, FLORIDA 33602
                     (Name and address of agent for service)
                                 (813) 226-2600
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                           CHESTER E. BACHELLER, ESQ.
                              HOLLAND & KNIGHT LLP
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2300
                              TAMPA, FLORIDA 33602

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED           PROPOSED
            TITLE OF                      AMOUNT               MAXIMUM            MAXIMUM           AMOUNT OF
           SECURITIES                     TO BE            OFFERING PRICE        AGGREGATE        REGISTRATION
        TO BE REGISTERED              REGISTERED(1)          PER UNIT(2)     OFFERING PRICE(2)         FEE
--------------------------------- ----------------------- ------------------ ------------------ ------------------
Common stock, par value $0.001           1,815,000              $2.53           $4,591,950          $1,277.00
per share
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions in the agreements pursuant to which such shares are issued.
(2) Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the registrant as reported on the Nasdaq Stock Market on November 9, 1999.



================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant, PowerCerv Corporation, a Florida corporation, are incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) (i) The Registrant's Current Report on Form 8-K, dated April 13, 1999.

             (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

             (iii) The Registrant's Quarterly Report on Form 10-Q for the
                   quarter ended June 30, 1999.

             (iv) The description of the Common Stock contained in the Registrant's Registration Statement on Form S-1, Registration No. 333-00250.

         (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided, further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent.

         The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      Articles of Incorporation of the Registrant.*

         4.2 Articles of Amendment to Articles of Incorporation of the Registrant.*

         4.3      Bylaws of the Registrant.*

         4.4      Form of Stock Certificate for the Common Stock of the
                  Registrant.*

         4.5      PowerCerv Corporation Stock Option Agreement (grant to Michael
                  J. Simmons) dated February 19, 1998.**

         4.6      PowerCerv Corporation Stock Option Agreement (grant to Michael
                  J. Simmons) dated February 19, 1998.**

         4.7 PowerCerv Corporation Stock Option Agreement (grant to Ira Herman) dated April 7, 1998.

         4.8 PowerCerv Corporation Stock Option Agreement (grant to Geoff Joynt) dated April 7, 1998.

         4.9 PowerCerv Corporation Stock Option Agreement (grant to John Montague) dated April 7, 1998.

         5.1      Opinion of Holland & Knight LLP re legality of the Common
                  Stock.

         15.1     Letter re unaudited interim financial information.

         23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.

         24.1     Powers of Attorney (included on signature page).

-----------------------

*        Filed as an exhibit to PowerCerv's Registration Statement No.
         333-00250, as amended, filed on Form S-1 with the Commission on January 11, 1996 and incorporated by reference.
** Filed as an exhibit to PowerCerv's Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 14, 1998 and incorporated by reference.

ITEM 9.  UNDERTAKINGS.




         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on November 9, 1999.

                                    POWERCERV CORPORATION


                                    By:  /s/ Marc J. Fratello
                                         ------------------------------------
                                         Marc J. Fratello, Chairman and Chief
                                         Executive Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc J. Fratello his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                    TITLE                                 DATE
              ----------                                    -----                                 -----
  /s/ Marc J. Fratello                   Chairman, Chief Executive Officer and              November 9, 1999
------------------------------------     Director (principal executive officer)
Marc J. Fratello

  /s/ Michael J. Simmons                 President, Chief Operating Officer and             November 9, 1999
------------------------------------     Director
Michael J. Simmons

  /s/ Lawrence J. Alves                  Chief Financial Officer and Treasurer              November 9, 1999
------------------------------------     (principal financial officer)
Lawrence J. Alves

  /s/ Roy E. Crippen, III                Director                                           November 9, 1999
------------------------------------
Roy E. Crippen, III

  /s/ O.G. Greene                        Director                                           November 9, 1999
------------------------------------
O.G. Greene

  /s/ Stuart C. Johnson                  Director                                           November 9, 1999
------------------------------------
Stuart C. Johnson

                                         Director                                           November  , 1999
------------------------------------
David A. Straz, Jr.

                                INDEX OF EXHIBITS

         4.1      Articles of Incorporation of the Registrant.*

         4.2 Articles of Amendment to Articles of Incorporation of the Registrant.*

         4.3      Bylaws of the Registrant.*

         4.4      Form of Stock Certificate for the Common Stock of the
                  Registrant.*

         4.5      PowerCerv Corporation Stock Option Agreement (grant to Michael
                  J. Simmons) dated February 19, 1998.**

         4.6      PowerCerv Corporation Stock Option Agreement (grant to Michael
                  J. Simmons) dated February 19, 1998.**

         4.7 PowerCerv Corporation Stock Option Agreement (grant to Ira Herman) dated April 7, 1998.

         4.8 PowerCerv Corporation Stock Option Agreement (grant to Geoff Joynt) dated April 7, 1998.

         4.9 PowerCerv Corporation Stock Option Agreement (grant to John Montague) dated April 7, 1998.

         5.1      Opinion of Holland & Knight LLP re legality of the Common
                  Stock.

         15.1     Letter re unaudited interim financial information.

         23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.

         24.1     Powers of Attorney (included on signature page).

-----------------------

*        Filed as an exhibit to PowerCerv's Registration Statement No.
         333-00250, as amended, filed on Form S-1 with the Commission on January 11, 1996 and incorporated by reference.
** Filed as an exhibit to PowerCerv's Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 14, 1998 and incorporated by reference.